UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 Amendment No. 6

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

JD INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

NEVADA	33-56574	25-1605846
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

.

  G/F First Asia Tower, 8 Fui Yiu Kok

Street, Tsuen Wan, NT, Hong Kong

  (Address of Principal Executive Offices)

+852 36978989

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between August 5, 2014 and September 6, 2014, we completed the private placement of an aggregate of 736,400 shares of Common Stock to certain foreign investors for an aggregate purchase price of approximately US$736,400.

This placement is a part of a private placement of the Common Stock, for which an aggregate of 1,346,600 shares of Common Stock have been sold to certain foreign investors for an aggregate purchase price of US$1,346,600.

The Company issued the shares of Common Stock and Series A Preferred Stock to non-US persons in off-shore transactions pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JD International Limited

Date: September 23, 2014	By:	/s/ Cheung Wai Yin
	Name:	Cheung Wai Yin
	Title:	Chief Executive Officer